March 19, 2024

Source Agriculture Corp.

Varandeep Grewal, President and CEO

3064 Silver Sage Dr., Suite 150
Carson City, Nevada 89701

Re: Regulation A Offering

Dear Mr. Grewal:

We have acted as counsel to Source Agriculture Corp., a Nevada corporation (the “Company”), in connection with the filing of the Offering Statement on Form 1-A (the “Offering Statement”) pursuant to 17 CFR Part 230.251 et. seq. (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering Statement relates to the proposed issuance and sale by the Company of up 37,500,000 shares (the “Offering”) of the Company’s common stock (the “Offered Shares”).

We assume that the Offered Shares will be sold as described in the Offering Statement pursuant to a Subscription Agreement (a “Subscription Agreement”), substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Offered Shares.

In connection with the Offering, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Charter of the Company, (ii) the Bylaws of the Company, (iii) corporate proceedings, including the resolutions of the board of directors of the Company, with respect to the Offering, and (iv) such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained in this opinion letter. We have also relied upon, when and where appropriate, certificates and other assurances of representatives of management of the Company, public officials and other sources believed by us to be reliable as to other questions of fact without having independently verified such factual matters. We do not opine as to the accuracy of such factual matters.

We have also reviewed the Offering Statement to be filed with the Securities and Exchange Commission (the “Commission”). In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, the completeness of all records and other information made available to us by the Company on which we have relied, the genuineness of all signatures, the legal capacity of all signatories who are natural persons and the due execution and delivery of all documents.

We have assumed that; (a) factual statements of the Company contained in the Offering Statement are true and correct; (b) the Offering Statement will be and remain qualified under the Securities Act; and (c) the Company will receive the required consideration for the issuance of the Company Shares at or prior to the issuance thereof.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

We are opining only as to the matters expressly set forth in this opinion letter, and we express no opinion as to any matter not expressly opined on in this opinion letter.

Based upon and subject to the foregoing, and the other qualifications and limitations contained in this opinion letter, we are of the opinion that the Company Shares have been duly authorized by all necessary corporate action of the Company and, when sold, will be validly issued, fully paid and nonassessable under the laws of the State of Nevada,** in which the Company is incorporated.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Offering Statement. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Red Rock Securities Law, Inc.

/s Brian Geoghegan

Brian Geoghegan, Attorney

For the Firm

**Not licensed in the State of Nevada